          As filed with the Securities and Exchange Commission on July 28, 1997.
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ------------

                           THE MORNINGSTAR GROUP INC.
           (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                        75-2217488
  (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)


                                                         JOSEPH B. ARMES
          5956 SHERRY LANE                               5956 SHERRY LANE
             SUITE 1500                                     SUITE 1500
      DALLAS, TEXAS 75225-6522                       DALLAS, TEXAS 75225-6522
   (Address, Including Zip Code,                          (214) 360-4700
     of Registrant's Principal                   (Name, Address, Including Zip
         Executive Offices)                        Code, and Telephone Number,
                                                     Including Area Code, of
                                                        Agent for Service)



                           THE MORNINGSTAR GROUP INC.
                        1994 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN
                            (Full Title of the Plan)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
        Title of Securities            Amount to be         Offering Price             Aggregate               Amount of
       to be Registered (1)           Registered (1)         Per Share (2)        Offering Price (2)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
           Common Stock,             2,690,000 Shares           $33.44                $89,953,600             $27,258.67
          $.01 Par Value
===========================================================================================================================


(1) This Registration Statement relates to 2,690,000 shares of common stock, $.01 par value per share ("Common Stock"), of The Morningstar Group Inc. (the "Registrant") which may become issuable under The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate number of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with sections (c) and (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on July 23, 1997.
================================================================================

                      DOCUMENTS INCORPORATED BY REFERENCE

         The contents of the Registration Statement of The Morningstar Group Inc. (the "Registrant") on Form S-8 (File No. 33-53975) filed with the Securities and Exchange Commission on June 3, 1994, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                               AMENDMENTS TO PLAN

         On April 4, 1996, the Board of Directors of the Registrant adopted a proposal to amend the Registrant's 1994 Incentive and Nonstatutory Stock Option Plan (the "Plan") to (i) increase from 250,000 to 1,440,000 the aggregate number of shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Plan and (ii) increase from 225,000 to 400,000 the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to a key employee or other eligible person. The amendment was approved by the stockholders of the Registrant on May 22, 1996.

         On February 7, 1997, the Board of Directors of the Registrant adopted a proposal to amend the Plan to (i) increase from 1,440,000 to 2,940,000 the aggregate number of shares of Common Stock reserved for issuance under the Plan and (ii) increase from 400,000 to 850,000 the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to a key employee or other eligible person. The amendment was approved by the stockholders of the Registrant on April 24, 1997.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Joseph B. Armes, General Counsel of the Registrant, owns beneficially 37,000 shares of Common Stock of the Registrant (representing presently exercisable options to purchase 37,000 shares of Common Stock of the Registrant).

                                    EXHIBITS

         The following documents are filed as exhibits to this Registration
Statement:

         4.1 Amendment No. 1 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan. (Incorporated by reference to Exhibit 10(p) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)*

         4.2 Amendment No. 2 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan.**

         5. Opinion of Joseph B. Armes, General Counsel of the Registrant, as to the validity of the issuance of the shares of Common Stock registered hereby.**

         23.1    Consent of Arthur Andersen LLP.**

         23.2 Consent of Joseph B. Armes, General Counsel of the Registrant (included in Exhibit 5).

         24. Power of Attorney (see signature page(s) of this Registration Statement).

         -------------------------

         *       Incorporated by reference as indicated.

         **      Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 1997.

                                        THE MORNINGSTAR GROUP INC.



                                        By: /s/ JOSEPH B. ARMES
                                           -------------------------------------
                                                Joseph B. Armes
                                                Vice President and General
                                                Counsel

         Each person whose signature to this Registration Statement appears below hereby appoints C. Dean Metropoulos, L. Hollis Jones, Darron K. Ash and Joseph B. Armes, and each of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                            DATE
         /s/ C. DEAN METROPOULOS               Chairman of the Board of Directors and        July 28, 1997
-----------------------------------------      Chief Executive Officer (Principal
             C. Dean Metropoulos               Executive Officer)


           /s/ L. HOLLIS JONES                 President, Chief Operating Officer and        July 24, 1997
-----------------------------------------      Director
               L. Hollis Jones


            /s/ DARRON K. ASH                  Vice President and Chief Financial            July 28, 1997
-----------------------------------------      Officer (Principal Financial and
                Darron K. Ash                  Accounting Officer)


            /s/ JOHN R. MUSE                                  Director                       July 28, 1997
-----------------------------------------
                 John R. Muse


            /s/ JIM L. TURNER                                 Director                       July 28, 1997
-----------------------------------------
                Jim L. Turner


           /s/ CHARLES W. TATE                                Director                       July 28, 1997
-----------------------------------------
               Charles W. Tate

                                 EXHIBIT INDEX


Exhibit
  No.          Description
-------        -----------
 4.1           Amendment No. 1 to The Morningstar Group Inc. 1994 Incentive and
               Nonstatutory Stock Option Plan. (Incorporated by reference to
               Exhibit 10(p) to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended December 31, 1996.)*

 4.2           Amendment No. 2 to The Morningstar Group Inc. 1994 Incentive and
               Nonstatutory Stock Option Plan.**

 5. Opinion of Joseph B. Armes, General Counsel of the Registrant, as to the validity of the issuance of the shares of Common Stock registered hereby.**

 23.1          Consent of Arthur Andersen LLP.**

 23.2          Consent of Joseph B. Armes, General Counsel of the Registrant
               (included in Exhibit 5).

 24.           Power of Attorney (see signature page(s) of this Registration
               Statement).

--------------------

*    Incorporated by reference as indicated.

**   Filed herewith.